Exhibit 99.1
For Release 7:00 AM Eastern Time, Wednesday, May 9, 2007
CUMULUS MEDIA INC.
Cumulus Reports First Quarter 2007 Results
ATLANTA, GA, May 9, 2007 — Cumulus Media Inc. (NASDAQ: CMLS) today reported financial results for the three months ended March 31, 2007.
Financial highlights (in thousands, except per share data and percentages) are as follows:

	Three Months Ended
	March 31,		%
	2007	2006	Change
As Reported (unaudited):
Net revenues	$72,401	$75,269	(3.8)%
Station operating expenses	51,646	53,567	(3.6)%
Station operating income (1)	20,755	21,702	(4.4)%
Station operating income margin (2)	28.7%	28.8%
Adjusted EBITDA (3)	16,368	17,516	(6.5)%

Income per common share:
Basic income (loss) per common share	$(0.04)	$0.01
Diluted income (loss) per common share	$(0.04)	$0.01

Free cash flow (4)	$3,424	$9,736	(64.8)%

Pro Forma (unaudited):
Net revenues	$72,401	$72,871	(0.6)%
Station operating expenses	51,646	51,430	0.4%
Station operating income (1)	20,755	21,441	(3.2)%
Station operating income margin (2)	28.7%	29.4%
Adjusted EBITDA (3)	16,368	17,255	(5.1)%

(1)	Station operating income consists of operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses and non-cash stock compensation. Station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Please see the attached table for a reconciliation of station operating income to the most directly comparable GAAP financial measure.

(2)	Station operating income margin is defined as station operating income as a percentage of net revenues.

(3)	Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees and non-cash stock compensation. Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

(4)	Free cash flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense (excluding non-cash charge/credit for change in value of swap arrangements and amortization of debt issuance costs), income taxes paid and maintenance capital expenditures. Free cash flow is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of free cash flow to the most directly comparable GAAP financial measure.

Results of Operations
Three Months Ended March 31, 2007 Compared to the Three Months Ended March 31, 2006
Net revenues for the first quarter decreased from $75.3 million in 2006 to $72.4 million in 2007, a 3.8% decrease. This decrease was primarily the result of the contribution of the Company’s Houston and Kansas City stations to our affiliate, Cumulus Media Partners, LLC (“CMP”), on May 4, 2006.
Station operating expenses decreased from $53.6 million to $51.6 million, a decrease of 3.6% from the first quarter of 2006. This decrease was primarily attributable to the contribution of our Houston and Kansas City stations to CMP.
Station operating income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses and non-cash stock compensation) decreased from $21.7 million to $20.8 million, a decrease of 4.4% from the first quarter of 2006, for the reasons discussed above.
On a pro forma basis, which excludes the January-March 2006 results of the stations contributed to CMP, net revenues for the three months ended March 31, 2007 decreased $0.5 million to $72.4 million, a decrease of 0.6% from the same period in 2006. Pro forma station operating income decreased $0.7 million or 3.2% from the same period in 2006.
Corporate expenses (excluding non-cash stock compensation) for the three months ended March 31, 2007 increased $0.2 million over the comparative period in 2006 primarily due to increased personnel costs associated with the management of CMP.
In accordance with SFAS No. 123R effective January 1, 2006, non-cash stock compensation expense was $2.3 million for the three months ended March 31, 2007, as compared with $3.5 million non-cash stock compensation expense in the prior year three month period.
Interest expense, net of interest income, increased by $8.0 million to $14.5 million for the three months ended March 31, 2007 as compared with $6.5 million in the prior year’s period. This increase was primarily due to increased levels of bank debt outstanding, a higher average cost of bank debt and a net $2.0 million non-cash charge versus a net $0.8 million credit for the change in value and amortization of an interest rate swap arrangement for the same period in 2006.
For the three months ended March 31, 2007, the Company recorded an income tax benefit of $3.6 million, as compared to a $1.3 million charge during the first quarter of 2006.
Cumulus Media Partners
For the three months ended March 31, 2007, the Company recorded approximately $0.8 million as equity in losses of affiliate.
For the three months ended March 31, 2007, the Company recorded as net revenues approximately $1.0 million in management fees from CMP.
Leverage and Financial Position
Capital expenditures for the three months ended March 31, 2007 totaled $1.1 million. Capital expenditures during the quarter were comprised of $0.8 million of expenditures related to the consolidation of or purchase of studio facilities and tower structures and $0.3 million of maintenance capital expenditures.
Net leverage was 7.23 times at March 31, 2007.

Outlook
The following statements and data are based on current expectations. These statements are forward looking and actual results may differ materially.
The following table summarizes selected projected financial data for the second quarter of 2007 (dollars in thousands):

Estimated
Q2 2007

Depreciation and amortization	$4,100
LMA fees	160
Non-cash stock compensation	2,400
Interest expense	14,000
Interest income	100
Equity loss (CMP)	(500)
Effective Tax Rate	67%
Non-GAAP Financial Measures
Cumulus Media Inc. utilizes certain financial measures that are not calculated in accordance with GAAP to assess financial performance and profitability. The non-GAAP financial measures used in this release are station operating income, adjusted EBITDA and free cash flow. Station operating income consists of operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses and non-cash stock compensation. Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees and non-cash stock compensation. Free cash flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense (excluding non-cash charge/credit for change in value of swap arrangements and amortization of debt issuance costs), income taxes paid and maintenance capital expenditures.
Station Operating Income
Station operating income isolates the amount of income generated solely by the Company’s stations and assists management in evaluating the earnings potential of the Company’s station portfolio. In deriving this measure, management excludes depreciation and amortization due to the insignificant investment in tangible assets required to operate the stations and the relatively insignificant amount of intangible assets subject to amortization. Management excludes LMA fees from this measure, even though it requires a cash commitment, due to the insignificance and temporary nature of such fees. Corporate expenses, despite representing an additional significant cash commitment, are excluded in an effort to present the operating performance of the Company’s stations exclusive of the corporate resources employed. Management believes this is important to its investors because it highlights the gross margin generated by its station portfolio. Finally, management excludes non-cash stock compensation charges from the measure as they do not represent cash payments related to the operation of the stations.
Management believes that station operating income is the most frequently used financial measure in determining the market value of a radio station or group of stations. Management has observed that station operating income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Further, in each of the more than 140 radio station acquisitions the Company has completed since its inception, it has used station operating income as the primary metric to evaluate and negotiate the purchase price to be paid. Given its relevance to the estimated value of a radio station, management believes, and its experience indicates, that investors consider the measure to be extremely useful in order to determine the value of its portfolio of stations. Management believes that station operating income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators. Finally, station operating income is the primary measure that management uses to evaluate the performance and results of its stations. Management uses the measure to assess the performance of the Company’s station managers and the Company’s Board of Directors uses it to determine the relative performance of the Company’s executive management. As a result, in disclosing station operating income, the Company is providing its investors with an analysis of its performance that is consistent with that which is utilized by its management and its Board.
Station operating income is not a recognized term under GAAP and does not purport to be an alternative to operating income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, station operating income is not intended to be a measure of free cash flow available for dividends, reinvestment in the Company’s business or other management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Station operating income should be viewed as a supplement to, and not a substitute for, results of operations presented on the basis of GAAP. Management compensates for the limitations of using station operating income by using it only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business than GAAP results alone. Station operating income has its limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.
Adjusted EBITDA
Adjusted EBITDA is also utilized by management to analyze the cash flow generated by the Company’s business. This measure isolates the amount of income generated by its stations after the incurrence of corporate general and administrative expenses. Management uses this measure to determine the contribution of the Company’s station portfolio, including the corporate resources employed to manage the portfolio, to the funding of its other operating expenses and to the funding of debt service and acquisitions.
In deriving this measure, management excludes gain on sale of assets due to the nature of a non-repetitive transaction not being an actual measure of on-going station performance. Management also excludes depreciation and amortization due to the insignificant investment in tangible assets required to operate its stations and corporate office and the relatively insignificant amount of intangible assets subject to amortization. Management excludes LMA fees from this measure, even though it requires a cash commitment, due to the insignificance and generally temporary nature of such fees. Finally, management excludes non-cash stock compensation charges from the measure as they do not represent cash payments related to the operation of the stations.
Management believes that adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies. Given the relevance to the overall value of the Company, management believes that investors consider the metric to be extremely useful.
Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.
Free Cash Flow
Free cash flow is also utilized by management to analyze the cash generated by our business. Free cash flow measures the amount of income generated each period that could be used to fund acquisitions or repay debt, after funding station and corporate expenses, capital expenditures and payment of LMA fees and debt service.
Management believes that free cash flow, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community to evaluate a company’s ability to pay down debt, pay dividends, repurchase stock and/or facilitate the further growth of a company through acquisition or internal development. Management further believes that free cash flow is also utilized by investors as a measure in determining the market value of a radio company. Free cash flow should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.
As station operating income, adjusted EBITDA and free cash flow are measures that are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures employed by other companies. See the quantitative reconciliation of these measures to their most directly comparable financial measure calculated and presented in accordance with GAAP that follows below.
Forward-Looking Statements
Certain statements in this release, including statements relating to the integration of acquisitions and any earnings or revenue projections, are “forward-looking” statements, which are statements that relate to Cumulus Media Inc.’s future plans, revenues, station operating income, earnings, objectives, expectations, performance, and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the radio broadcasting industry, advertising demand in its markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, its success in executing and integrating acquisitions, its ability to generate sufficient cash flow to meet its debt service obligations and finance operations, and other risk factors described from time to time in Cumulus Media Inc.’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2006.

Cumulus Media Inc. assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.
Cumulus Media Inc. is the second-largest radio company in the United States based on station count. Giving effect to the completion of all pending acquisitions and divestitures, Cumulus Media, directly and through its investment in Cumulus Media Partners, owns or operates 344 radio stations in 67 U.S. media markets. The Company’s headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus Media Inc. shares are traded on the NASDAQ National Market under the symbol CMLS.
Cumulus Media Inc. will host a teleconference later today at 11:00 AM Eastern Standard Time to discuss first quarter results. To access this teleconference live, please visit the Company’s web site at www.cumulus.com or dial (877) 704-5391for both domestic and international callers. Immediately after completion of the call, a replay can be accessed until 11:59 PM Eastern Daylight Time May 24, 2007. Domestic and international callers can access the replay by dialing (888) 203-1112, pass code 1017429.
For further information, please contact:
Marty Gausvik                (404) 949-0700

CUMULUS MEDIA INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2007	2006
Net revenues	$72,401	$75,269

Operating expenses:
Station operating expenses, excluding depreciation, amortization and LMA fees	51,646	53,567
Depreciation and amortization	3,871	4,813
LMA fees	165	205
Corporate general and administrative (including non- cash stock compensation expense of $2,341, and $3,503, respectively)	6,728	7,689

Total operating expenses	62,410	66,274

Operating income	9,991	8,995

Nonoperating income (expense):
Interest expense	(14,627)	(6,670)
Interest income	84	144
Other expense, net	(29)	(362)

Total nonoperating expense, net	(14,572)	(6,888)

Income (loss) before income taxes	(4,581)	2,107

Income tax expense (benefit)	(3,587)	1,250
Equity in losses of affiliate	(819)	—

Net income (loss)	$(1,813)	$857

Basic and diluted income (loss) per common share:
Basic income (loss) per common share	$(0.04)	$0.01

Diluted income (loss) per common share	$(0.04)	$0.01

Weighted average basic common shares outstanding	43,207	60,075

Weighted average diluted common shares outstanding	43,207	61,532

Reconciliation of Non-GAAP Financial Measures to GAAP Counterparts
The following tables reconcile operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA, station operating income and free cash flow (dollars in thousands).

	Three Months Ended
	March 31,
	2007	2006
Operating income	$9,991	$8,995
LMA fees	165	205
Depreciation and amortization	3,871	4,813
Non-cash expenses, including stock compensation	2,341	3,503

Adjusted EBITDA	16,368	17,516
Other corporate general and administrative	4,387	4,186

Station operating income	$20,755	$21,702

	Three Months Ended
	March 31,
	2007	2006
Operating income	$9,991	$8,995
Add:
Non-cash expenses, including stock compensation	2,341	3,503
Depreciation and amortization	3,871	4,813
Less:
Interest expense, net of interest income, excluding non-cash charge/credit for change in value of swap arrangements and amortization of debt issuance costs	(12,437)	(7,375)
Maintenance capital expenditures	(342)	(200)

Free cash flow	$3,424	$9,736

No significant cash was paid for income taxes during the three months ended March 31, 2007.

CAPITALIZATION
(dollars in thousands)

March 31, 2007
Actual
Net Debt to Total Capitalization Ratio:

Cash and cash equivalents	$4,997
Long-term debt, including current maturities:
Bank Debt	746,250
Total Stockholders’ equity	338,068
Total capitalization	$1,089,315

Ratio	1.47

Net Debt to TTM Pro Forma Adjusted EBITDA Ratio:

Funded debt as of March 31, 2007	$746,250
Less: Cash balance as of March 31, 2007	(4,997)

Net Debt as of March 31, 2007	741,253

Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA	102,517
(excludes non-cash stock compensation of $23,285)

Ratio	7.23